UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2024

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2024, Seacoast Banking Corporation of Florida (the “Company”) increased the size of its board of directors from eleven to twelve and appointed Eduardo “Eddy” J. Arriola as a director, effective June 4, 2024. Mr. Arriola will stand for election as a Class II director at the Company’s 2025 annual meeting of shareholders and, if elected, will serve a term expiring at the Company’s 2028 annual meeting of shareholders, along with the other Class II directors. Mr. Arriola does not yet serve on any committee of the Company.
Mr. Arriola was also appointed as a director of the Company’s operating subsidiary, Seacoast National Bank (“Seacoast Bank”).
There are no familial relationships between Mr. Arriola and any director or executive officer of the Company. Mr. Arriola has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
Mr. Arriola, age 51, was Executive Vice President and Market Executive of Seacoast Bank, with responsibility for business development and growth strategies to deepen client relationships and execute market strategy in Miami, Florida. Prior to joining Seacoast Bank, Mr. Arriola served as Chairman and CEO of Apollo Bancshares, Inc. and its subsidiary bank, Apollo Bank, from 2010 until its sale to Seacoast in 2022.
Mr. Arriola served for two terms as a board member of the Federal Reserve of Atlanta, Miami Branch from 2017 to 2022 and served as a board member of the Florida Bankers Association and BankServ from 2010 to 2016. He is currently serving his second term as a member of the Board of Directors of the Federal Home Loan Bank of Atlanta where he serves on the Affordable Housing Committee, Audit Committee and Governance, Compensation and Nominating Committee.
Mr. Arriola previously served as a member of the Board of Directors of Total Bank from 2002 to 2007 (acquired by Banco Popular de España in 2007) and was a member of its Directors Loan Committee.
Since 2012, Mr. Arriola has served as a member of the Board of the Inter-American Foundation (“IAF”), a US government agency based in Washington, DC that focuses on development in Latin America and the Caribbean, providing support for civil society groups in the region. In 2013, Mr. Arriola was appointed as Chairman of the IAF. The position of Chairman is considered a non-paid Special Government Employee position that is appointed by the administration of the US President and confirmed by the United States Senate.
From 1997 to 2009, Mr. Arriola served as Co-Founder and Managing Director of Inktel Contact Center Solutions, a privately held company headquartered in Miami, Florida. Mr. Arriola remains a minority shareholder.
Over the years, Mr. Arriola has supported many local community programs and has served on the boards of several non-profit and community organizations in Miami, Florida. He has also been a long-time member of the Young Presidents' Organization since 2010, and from 2002 to 2010, a former member of the Entrepreneurs' Organization, serving as chapter chair from 2005 to 2007.
Mr. Arriola is a graduate of Boston College and the Owner-President Management (OPM) Program of Harvard Business School.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: June 3, 2024	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer